EXHIBIT 23.1
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated September 14, 2004 accompanying the consolidated financial statements of Financial Content, Inc., (the "Company") on Form 10-KSB/A for the years ended June 30, 2004 and 2003 which is included in this Registration Statement. We consent to the inclusion of our report in this Registration Statement.


//s// Pohl, McNabola, Berg, & Company LLP
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Pohl, McNabola, Berg & Company LLP


San Francisco, California
March 23, 2006